UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION	OMB Number: 3235-0059
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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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DEVRY INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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October 19, 2004

Dear Stockholder:

On behalf of the Board of Directors of DeVry Inc., it is my pleasure to invite you to attend your Company’s Annual Meeting of Stockholders at 10:30 a.m., Tuesday, November 16, 2004, in the Crystal Room at Drury Lane Theatre, 100 Drury Lane, Oakbrook Terrace, Illinois.

We will begin with a discussion of the items listed in the enclosed proxy statement, followed by a report on the growth of DeVry during the last fiscal year. DeVry’s performance is also discussed in the enclosed 2004 Annual Report to stockholders, which we think you will find to be interesting reading.

We look forward to seeing you at the meeting.

Thank you.

Sincerely,

Dennis J. Keller

Chairman of the Board

DeVRY INC.

One Tower Lane, Suite 1000

Oakbrook Terrace, Illinois 60181

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

November 16, 2004

You are cordially invited to attend the Annual Meeting of Stockholders of DeVry Inc. in the Crystal Room at Drury Lane Theatre, 100 Drury Lane, Oakbrook Terrace, Illinois on Tuesday, November 16, 2004, at 10:30 a.m. Central Standard Time, for the following purposes:

(1)         To elect one Director as a Class I Director to serve until the 2007 Annual Meeting of Stockholders;

(2)         To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the current fiscal year; and

(3)         To consider such other business as may properly come before the meeting or any adjournment thereof.

You will find enclosed with this Notice a proxy card and a Proxy Statement for the meeting and a copy of the DeVry Inc. Annual Report for 2004.

The Board of Directors has fixed a record date of September 17, 2004. Only stockholders of record on that date are entitled to notice of, and to vote at, the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure representation at the meeting, you are encouraged to vote by proxy by following the instructions on the enclosed proxy card. Postage is not required for mailing in the United States. Upon request, the Company will reimburse stockholders for the cost of mailing proxy cards from outside the United States. You may attend the meeting and vote in person even if you have returned a proxy.

By Order of the Board of Directors,

MARILYNN J. CASON

Secretary

October 20, 2004

DeVRY INC.
One Tower Lane, Suite 1000
Oakbrook Terrace, Illinois 60181

ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 16, 2004

PROXY STATEMENT

PROXIES AND VOTING INFORMATION

The Board of Directors of DeVry Inc. (the “Company”) is sending you this Proxy Statement and the accompanying proxy card to solicit your proxy to vote your shares at the Company’s Annual Meeting of Stockholders to be held on November 16, 2004, and any adjournment thereof. The solicitation of proxies gives every stockholder an opportunity to vote because your shares can be voted only if you are present or represented by proxy at the meeting. This Proxy Statement and accompanying proxy card are first being sent to stockholders on or about October 22, 2004.

When you have returned your proxy, the Proxy Committee (and each of them, with full powers of substitution) will vote your shares as you direct. Please follow the instructions on the enclosed card. You may submit your proxy by mail or telephone or by the Internet. If you return your proxy to us without choices for each proposal, the Proxy Committee will vote your shares on the unmarked proposals as recommended by the Company’s Board of Directors. Abstentions, directions to withhold authority and broker non-votes (where a named entity holds shares for a beneficial owner who has not provided voting instructions) will be considered present at the meeting for purposes of a quorum but will not be counted in determining the total number of votes cast. A proxy may be revoked at any time before the proxy is voted at the meeting by: (1) notifying the Company in writing that the proxy has been revoked; (2) executing a later-dated proxy; or (3) voting in person at the meeting. The election of one Director and the ratification of the appointment of the independent auditors will each require the affirmative vote of a majority of the shares of Common Stock of the Company participating in the voting.

If you are a Company employee who is a participant in the DeVry Inc. Employee Stock Purchase Plan and/or the Profit Sharing Retirement Plan’s DeVry Stock Fund, your proxy will serve as direction to the Custodian of the Stock Purchase Plan or the Trustee of the Stock Fund to vote your shares for your account as you have directed. If you submit a proxy without indicating your voting preference, your shares will be voted in the same proportion as shares for which instructions have been received.

The Company will bear the expense of soliciting proxies and will reimburse all stockholders for the expense of sending proxies and proxy material to beneficial owners, including expenditures for foreign mailings. The solicitation initially will be made by mail but also may be made by Company employees by telephone, electronic means or personal contact.

As of September 17, 2004, the Company had 70,365,498 shares of Common Stock ($0.01 par value) outstanding. Stockholders are entitled to one vote per share owned on the record date.

ELECTION OF DIRECTORS

The Company’s Certificate of Incorporation provides for a Board of Directors of not less than three nor more than twelve Directors, as determined by resolution of the Board, that is divided into three classes serving staggered three-year terms. The members of Class I, whose terms of office expire in 2004, are Thurston E. Manning, Hugo J. Melvoin and Harold T. Shapiro. Directors Manning and Melvoin have elected not to stand for re-election and will retire from the Board of Directors at the Annual Meeting after many years of outstanding service (14 years on the part of Dr. Manning and 31 years on the part of Mr. Melvoin, a founding director).

In light of (a) the retirement of Directors Manning and Melvoin and (b) the provision in the Company’s Certificate of Incorporation that requires that each of the Board’s three classes “shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors,” the Board has taken the following action: (1) voted, effective as of November 16, 2004, to decrease the number of Directors from 11 to 9 and to reassign to Class I Directors Connie R. Curran (currently a member of Class II, whose term expires in 2005) and Ronald L. Taylor (currently a member of Class III, whose term expires in 2006) and (2) nominated Harold T. Shapiro to stand for re-election as a Class I Director, to hold office until 2007, or until his successor is elected and qualified.

It is intended that all shares represented by a proxy in the accompanying form will be voted for the election of Harold T. Shapiro as a Class I Director unless otherwise specified in such proxy. A proxy cannot be voted for more than one person. In the event that the nominee becomes unable to serve as a Director, the Proxy Committee will vote for the substitute nominee that the Board designates. The Board has no reason to believe that the nominee will become unavailable for election.

The nominee for election as Director is listed below, along with a brief statement of his current principal occupations, business experience and other information, including directorships in other public companies.

The Board of Directors recommends a vote FOR the nominee listed below.

NOMINEE

CLASS I—TERM EXPIRES 2007

Harold T. Shapiro, age 69

Dr. Shapiro is President Emeritus of Princeton University and a professor of economics in its Woodrow Wilson School of Public and International Affairs. He was the president and a professor of economics and public affairs there from 1988 until his retirement in June 2001. Dr. Shapiro joined the faculty of the University of Michigan in 1964 and was that university’s president from 1980 to 1988. He is also the lead director of the Dow Chemical Company and a director of Hospital Corporation of America.

INCUMBENT DIRECTORS

CLASS II—TERM EXPIRES 2005

David S. Brown, age 63

Mr. Brown has been a Director of the Company since 1987 and was a founding stockholder and director of Keller Graduate School of Management (“KGSM”). Mr. Brown, a practicing attorney, was a partner in the Chicago law firm of McBride and Baker from 1972 to 1979 and served as General Counsel of the U.S. Office of Minority Business Enterprise from 1971 to 1972. From 1980 to 1996, Mr. Brown was employed by United Laboratories, Inc., a manufacturer and seller of specialty chemicals, most recently as Executive Vice President, Chief Financial Officer and General Counsel.

Connie R. Curran, age 56

Dr. Curran is the Executive Director of C-Change (formerly the National Dialogue on Cancer), an organization that brings together the public, private and nonprofit sectors to focus on the eradication of cancer. She spent the preceding 15+ years in other healthcare consulting and management positions (President, Cardinal Health Consulting Services, November 2000 to February 2002; President & CEO, CurranCare, 1995-2000 (acquired by Cardinal Health); Vice Chairman/National Director for Patient Care Services, APM Incorporated, 1990-1995; Vice President for HealthCare Management and Patient Care Services, American Hospital Association, 1985-1989). Prior to 1989, Dr. Curran spent 16 years as a teacher of classroom and clinical nursing courses and in academic management of nursing programs, including service at Montefiore Medical Center of New York, the Medical College of Wisconsin, University of San Francisco and Loyola University of Chicago. Dr. Curran is also a director of IDX, Inc. and CardioDynamics International Corp.

Dennis J. Keller, age 63

Mr. Keller has been Chairman of the Board since 1987 and was Chief Executive Officer of the Company until November 2002, then Co-Chief Executive Officer until July 2004. Mr. Keller co-founded KGSM and was from 1973 to August 1987 its Chairman of the Board and Chief Executive Officer. He is also a director of NICOR, Inc.

Frederick A. Krehbiel, age 63

Mr. Krehbiel has been a Director of the Company since 1996. Employed since 1965 by Molex Incorporated, an electronic component manufacturer, he served as CEO from 1988 to 1999 and as Chairman from 1993 to 1999. Since July 2001, Mr. Krehbiel has served as Co-Chairman. Mr. Krehbiel is also a director of Tellabs, Inc. and W.W. Grainger, Inc.

CLASS III—TERM EXPIRES 2006

Charles A. Bowsher, age 73

Mr. Bowsher has been a Director of the Company since February 1997. In 1996 Mr. Bowsher completed a 15-year term as Comptroller General of the United States and head of the General Accounting Office. Prior to that he was affiliated with Arthur Andersen and Co. for 25 years, except for a four-year period when he served as Assistant Secretary of the Navy for Financial Management. Mr. Bowsher is also a director of American Express Bank, Washington Mutual Investors Fund and SI International. Additionally, Mr. Bowsher serves as a public member of the NASD board of directors.

Robert C. McCormack, age 65

Mr. McCormack has been a Director of the Company since 1995. He is a founding partner of Trident Capital, Inc., a private equity firm established in 1993 to invest in information and business service companies. From 1990 to 1993 Mr. McCormack was the Assistant Secretary and Comptroller of the Navy, prior to which time he served for 2 1/2 years in various positions on the staff of the Secretary of Defense. Mr. McCormack spent 20 years in investment banking with Dillon, Read & Co. Inc. and Morgan Stanley & Co. Incorporated before his government service. He is also a director of Illinois Tool Works, Inc., Mead Westvaco Corporation and Northern Trust Corp.

Julia A. McGee, age 62

Ms. McGee has been a Director of the Company since 1994. She became President and CEO of Harcourt Supplemental, Professional and Trade in 2003 after serving as President, Basal and Test Publishing, for McGraw Hill Education, and earlier as President of Scholastic Inc., an education publisher. From 1991 to November 2000 Ms. McGee was President of McDougal, Littell & Co. and, upon its acquisition by Houghton Mifflin in 1994, she also became Executive Vice President, Houghton Mifflin, a publishing company. Ms. McGee began her career at McDougal Littell in 1988 as an editorial director. From 1986 to 1988 she held management positions at Ligature, Inc., prior to which she was for three years Director of Marketing and Software Development for a division of Tandy Corporation.

Ronald L. Taylor, age 61

Mr. Taylor has been a Director of the Company since 1987. From August 1987 until his November 2002 appointment as Co-Chief Executive Officer, he was also President and Chief Operating Officer. In July 2004 he became Chief Executive Officer. In 1973 Mr. Taylor co-founded KGSM and was from 1973 to 1981 its Chief Operating Officer, and from 1981 to 1987 its President and Chief Operating Officer.

Board of Directors and Board Committee Information

Board of Directors

The Company’s Board of Directors held four regular and one special meeting during fiscal 2004. Board members are expected to attend Board meetings, the meetings of the committees on which they serve and the Company’s annual meeting of stockholders except in unusual circumstances. During fiscal 2004 all incumbent Directors attended 75 percent or more of the aggregate of the total number of meetings of the Board of Directors and of the committees on which they served. Ten of the eleven Directors attended the Company’s 2003 Annual Meeting. During fiscal 2004 the Board did not meet in executive session without management Directors or other employees. For fiscal year 2005 executive sessions of non-management Directors without management Directors or other employees will be regularly scheduled. (The first such session has already been held.)

Board Committees

The Board has standing governance, audit, compensation, finance and academic committees. A current copy of the charters of each of these committees can be found on the Company’s website, www.devry.com. Only Directors who meet the New York Stock Exchange (NYSE) listing standards definition of “independent” are appointed to the governance, audit and compensation committees.

Governance Committee   Directors Julia A. McGee (Chair), Robert C. McCormack and Harold T. Shapiro serve as members of the Company’s Governance Committee (formerly “Nominating and Governance Committee”), which met 4 times during fiscal 2004. The Board of Directors has determined that all of the members of the Governance Committee are “independent,” as defined in the applicable NYSE listing standards. In accordance with the Committee’s Charter, which is attached to this Proxy Statement as Appendix A, the Committee’s responsibilities include proposing a slate of directors for election by the stockholders at each annual meeting and proposing candidates to fill any vacancies on the Board; reviewing the committee structure and leading the Board and Committee evaluation process. The Governance Committee will consider stockholder recommendations of candidates for Director. Such recommendations should be sent to the Corporate Secretary. Detailed procedures, including minimum qualifications and specific qualities or skills believed necessary, and the Committee’s process (arising primarily out of the Company’s bylaws), for identifying and evaluating nominees, have been codified in the Company’s Director Nomination Process. The full text of that policy is included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 as Exhibit 99(b) and is also included in this Proxy Statement as Appendix B. The Company may from time to time pay a fee to third parties to help identify or evaluate potential nominees and has currently retained such a consultant to help identify and evaluate potential nominees.

Audit Committee   Directors Charles A. Bowsher (Chair), David S. Brown and Harold T. Shapiro serve as members of the Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act. The Committee met 7 times in fiscal 2004. The Board of Directors has, in its business judgment, determined that all of the members of the Audit Committee are “independent” as required by the applicable listing standards of the NYSE. The Board has also determined that the Audit Committee has at least one “audit committee financial expert” serving on that Committee, namely, the Committee Chair, Charles A. Bowsher, whose business background may be found on page 3 of this Proxy Statement. Among the principal duties of the Audit Committee are appointing the Company’s independent auditors, subject to ratification by the stockholders; review of scope, approach and results of the annual audits; review of annual and quarterly financial statements; and review of the representations of management and the findings and suggestions of the independent auditors regarding internal controls, financial policies and procedures and management’s response thereto.

Additional detail about the Committee’s activities are spelled out in the Committee’s Charter, which was included as Exhibit B to the Company’s 2003 Proxy Statement, and updated and filed as an exhibit to the Company’s Report on Form 10-Q for the third quarter of fiscal year 2004.

Compensation Committee   Directors Thurston E. Manning (Chair), Frederick A. Krehbiel and Hugo J. Melvoin serve as members of the Compensation Committee, which held 5 meetings in fiscal 2004. The Board of Directors has determined that all of the members of the Compensation Committee are “independent” as defined in the applicable NYSE listing standards. The role of the Compensation Committee is to establish and oversee the policies that govern Company compensation and benefit practices and includes review of the salaries of the senior officers of the Company each year, evaluation of the performance of the CEO and setting his compensation level, and approval of management incentive awards and stock option grants. A copy of the Compensation Committee’s Charter is attached to this Proxy Statement as Appendix C. The report of the Compensation Committee on Executive Compensation appears on pages 11 to 13 of this Proxy Statement.

Academic Committee   Directors Harold T. Shapiro (Chair), Thurston E. Manning and David S. Brown serve as members of the Company’s Academic Committee, which was established to assure that the academic perspective is heard and represented at the highest policy-setting level, and incorporated in all of the Company’s activities and operations. The purpose of the Committee, which met 4 times in fiscal 2004, is to provide oversight of the Company’s academic policy and input to the Board regarding academic activities. A copy of the Committee’s Charter is attached to this Proxy Statement as Appendix D.

Finance Committee   Directors Robert C. McCormack (Chair), David S. Brown and Julia A. McGee serve as members of the Company’s Finance Committee, which met 3 times during fiscal 2004. The Committee’s principal duties include review and recommendation with respect to the Company’s financing policies, including cash flow, capital structure and dividend policy, as well as risk management policy. A copy of the Committee’s Charter is attached to this Proxy Statement as Appendix E.

Directors are each paid a retainer of $24,000 per annum plus $1,500 for each Board of Directors meeting attended. Non-employee committee members are also paid $1,000 per committee meeting attended. In addition, the Chairman of the Audit Committee receives an annual retainer of $10,000 for such services. Also, Directors are eligible to receive options under the Company’s 1994, 1999 and 2003 Stock Incentive Plans and are currently granted options for 6,000 shares upon election or re-election to the Board. These options vest in 3 annual installments beginning 1 year from the date of election. Directors are reimbursed for any reasonable and appropriate expenditures attendant to Board membership.

Under the DeVry Inc. Board of Directors’ Deferred Compensation Plan, a Director may elect to defer all or a portion of Board compensation. Any amount so deferred is, at the Director’s election, valued as if invested in the Company’s Common Stock and/or the average yield on corporate bonds as determined by Mergent Bond Record, and is payable in cash in installments or as a lump-sum on or after termination of services as a Director.

CERTAIN TRANSACTIONS

For fiscal year 2004 the Company paid The Revere Group, an information systems consulting organization, $4.8 million for consulting services. Robert C. McCormack, one the Company’s Directors, is also a director of The Revere Group, and Trident Capital, Inc., of which Mr. McCormack is a founding partner, is an investor in the Revere Group. Also, Dennis J. Keller, Chairman, and Ronald L. Taylor, CEO, are investors and limited partners in Trident Capital, Inc.

During the same fiscal year, DeVry paid $5,000, and is expected to pay an additional $107,000 during fiscal 2005, to Lawrence Associates Incorporated (“LAI”) for 2 pilot tests of information technology services. Thomas Taylor, brother of the Company’s CEO, Ronald L. Taylor, is Executive Vice President and Chief Operating Officer of this Company.

Management believes that these transactions and any relationships during fiscal 2004 were on terms that were reasonable and competitive.  Additional transactions and relationships of this nature may be expected to take place in the ordinary course of business in the future.

STOCKHOLDER COMMUNICATION WITH DIRECTORS

Stockholders wishing to communicate with the Board of Directors should send any communication to Corporate Secretary, DeVry Inc., One Tower Lane, Suite 1000, Oakbrook Terrace, Illinois 60181. Any such communication must be in writing, must set forth the name and address of the stockholder (and the name and address of the beneficial owner, if different), and must state the form of stock ownership and the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will compile and periodically forward such communication to the Board of Directors.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics (the “Code”) that applies to its Directors, officers (including the Chief Executive Officer, the Chief Financial Officer and the Controller) and all other employees. The Code is intended to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the Code; and accountability for adherence to the Code. The Code is being filed as Appendix F to this Proxy Statement and is available on the Company’s website, www.devry.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), requires that the Company’s Directors, executive officers and holders of more than 10% of the Company’s Common Stock file reports of ownership and changes in ownership of Common Stock with the Securities and Exchange Commission. During the fiscal year ended June 30, 2004, all such persons filed on a timely basis all reports required by Section 10(a) of the Exchange Act, with the following exceptions: corporate officers Galen Graham, C. Robert LeValley, Patrick Mayers, Gerald Murphy, Kenneth Rutkowski and Gerald Wawrzynek (one report each on Form 4). Each was inadvertently late in filing these reports.

STOCK OWNERSHIP

The table below sets forth the number and percentage of outstanding shares of Common Stock beneficially owned by (1) each person known by the Company to own beneficially more than 5% of the Common Stock, (2) each Director of the Company, (3) each nominee for election as Director, (4) each named executive officer and (5) all Directors and officers of the Company as a group, in each case as of June 30, 2004, except as otherwise noted. The Company believes that each individual or entity named has sole investment and voting power with respect to the shares of Common Stock indicated as beneficially owned by them, except as otherwise noted. All share amounts referred to in this Proxy Statement have been adjusted to reflect the two-for-one stock splits on June 21, 1995, December 18, 1996 and June 19, 1998.

Amount and Nature of Beneficial Ownership

	Amount and Nature of Beneficial Ownership
Name	Common Shares Beneficially Owned Excluding Options(1)		Stock Options Exercisable within 60 days of Record Date(2)	Total Common Stock Beneficially Owned	Percentage Ownership
Westport Asset Management Inc. 253 Riverside Avenue Westport, CT 06880	5,627,900	(3)	—	5,627,900	8.0%
Ariel Capital Management, LLC 200 E. Randolph Dr. Suite 2900 Chicago, IL 60601	4,556,985	(4)	—	4,556,985	6.5
Select Equity Group 380 Lafayette Street, 6th Floor New York, NY 10003	4,254,200	(4)	—	4,254,200	6.0
Legg Mason Capital
Management, Inc. 100 Light Street Baltimore, MD 21203	3,960,300	(3)	—	3,960,300	5.6
Fidelity Management & Research 82 Devonshire Street Boston, MA 02109	3,894,100	(3)	—	3,894,100	5.5
Dennis J. Keller	9,002,976		303,225	9,306,201	12.8
Ronald L. Taylor	1,897,780		274,949	2,172,729	2.7
Charles A. Bowsher	6,305	(5)	7,250	13,555	*
David S. Brown	83,500		12,250	95,750	*
Connie R. Curran	0		2,000	2,000	*
Frederick A. Krehbiel	14,100		21,500	35,600	*
Thurston F. Manning	27,450		13,500	40,950	*
Robert C. McCormack	96,314	(5)	23,500	119,814	*
Julie A McGee	18,000		14,750	32,750	*
Hugo J. Melvoin	70,315		6,000	76,315	*
Harold T. Shapiro	250		5,500	5,750	*
Timothy Foster	0		0	0	*
Daniel J. Hamburger	1,000		23,840	24,840	*
Bruno R. LaCaria	258	(6)	17,800	18,058	*
Norman M. Levine	32,893	(6)	67,725	100,618	*
O. John Skubiak	70,135		155,585	225,720	*
All Directors and Officers as a Group (39 persons)	12,185,057	(6)(7)	1,283,971	13,442,028	17.3

*                    Represents less than 1% of the outstanding Common Stock.

(1)          “Common Stock Beneficially Owned” includes stock held in joint tenancy, stock owned as tenants in common, stock owned or held by spouse or other members of the holder’s household, and stock in which the holder either has or shares voting and/or investment power, even though the holder disclaims any beneficial interest in such stock. Options exercisable within 60 days after September 17, 2004, are shown separately.

(2)          Option prices for these shares range from $3.2350 to $38.8125 per share.

(3)          Shares as of June 30, 2004.

(4)          Shares as of August 31, 2004.

(5)          Includes shares held as deferred stock by nonemployee Directors as of September 17, 2004, that the Directors will receive upon termination of membership on the Board of Directors for any reason, as follows: Bowsher—6,303 shares and McCormack—1,245 shares. These shares result from the voluntary election by the Directors to defer the payment of Directors’ fees. No shares of common stock have as yet been issued, and the Directors have neither voting nor investment powers in these shares of deferred stock.

(6)          Includes shares held in the DeVry Inc. Profit Shares Retirement Plan, as follows: LaCaria—258 shares; Levine—2,293 shares and all officers as a group—20,909 shares.

(7)          Includes shares held in the DeVry Employee Stock Purchase Plan as follows: all officers as a group—1,964 shares.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

					Long Term Compensation
		Annual Compensation			Awards		Payouts
						Securities
					Restricted	Underlying
Name and				Other Annual	Stock	Options/	LTIP	All Other
Principal Position	Year	Salary($)(1)	Bonus($)(1)(2)	Compensation($)(3)	Award(s)	SARs(#)(4)	Payouts	Compensation($)(5)
Dennis J. Keller,	2004	627,270	475,000			50,500		61,944
Chairman	2003	609,000	447,000			50,500		78,211
	2002	513,243	697,296			46,500		37,175
Ronald L. Taylor,	2004	627,270	475,000			50,500		84,711
CEO	2003	609,000	447,000			50,500		89,738
	2002	513,243	697,296			46,500		47,266
Daniel J. Hamburger,(6)	2004	306,000	200,000			19,200		1,871
President	2003	192,857	128,000			50,000		156
O. John Skubiak,	2004	278,333	230,000			40,000		34,585
Executive Vice	2003	250,000	225,000			30,000		23,636
President	2002	219,150	250,000			26,000		16,146
Bruno R. LaCaria,	2004	233,800	62,000			10,000		14,121
Vice President and	2003	226,990	60,000			10,000		12,942
Chief Information Officer	2002	218,260	60,000			6,000		6,553
Norman M. Levine,	2004	168,000	90,000			12,500		28,938
Sr. Vice President and	2003	162,240	90,000			12,500		20,284
Chief Financial Officer	2002	156,000	100,000			12,000		19,341
Timothy E. Foster(7)	2004	317,306				50,000
CEO, Ross University

(1)           Amounts shown include cash compensation earned by the named executive officers during the year covered, including amounts deferred at the election of those officers. Each of the eligible named executive officers elected to defer a portion of his salary and bonus for fiscal years 2004 and 2005. For a description of the DeVry Inc. Deferred Compensation Plan, under which all of the above deferrals were effected, see “Compensation Committee Report on Executive Compensation’’ on page 11.

(2)           Amount includes bonuses earned in fiscal year 2004 and paid in fiscal year 2005.

(3)           During the covered fiscal years no named executive officer received any other annual compensation in an amount in excess of the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for him in the two preceding columns.

(4)           Options to acquire shares of Common Stock.

(5)           These amounts represent the Company’s contributions to its Profit Sharing Retirement Plan, additional matching contributions to the Deferred Compensation Plan, personal financial planning, and the dollar value of insurance premiums paid by the Company with respect to term life insurance and supplemental health insurance for the benefit of the named executive officers. Under its group life insurance plan the Company provides life insurance to all employees in the amount of their annual salary up to $500,000. The following premiums were paid: Mr. Keller, $4,572; Mr. Taylor, $18,012; Mr. Skubiak, $20,039; Mr. Hamburger, $1,871; Mr. LaCaria, $1,577 and Mr. Levine, $12,498.

(6)           Mr. Hamburger joined the Company in November 2002.

(7)           Mr. Foster, the former CEO of Ross University, who left the Company on January 30, 2004, did not participate in DeVry benefit programs. The Company acquired Ross in May 2003.

The following table provides information about options granted to the named executive officers during fiscal 2004 under the Company’s 1994 Stock Incentive Plan, 1999 Stock Incentive Plan and 2003 Stock Incentive Plan. Under these plans, the Plan Committee determines the Directors or key employees eligible to participate and the number of shares to be granted (subject to Compensation Committee approval of employee grants of non-qualified and/or incentive stock options) and the prices at which and periods during which such options may be exercised (typically 5-year vesting for employees and 3-year vesting for Directors, with a 10-year exercise period). In no case may the exercise price be less than 100% of fair market value on the date of grant or, in the case of incentive stock options, the period of exercise be longer than 10 years from the date of grant. The plans do not limit the number of options that may be granted to any participant or the number of individuals who may participate, and additional options may be granted to previous recipients of options.

Option/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options/SARs	% of Total Options/SARs Granted to Employees in	Exercise or Base	Expiration
Name	Granted(#)	($/Sh)	Price	Date	5% ($)	10% ($)
Dennis J. Keller	50,000	8.3%	27.16	8/15/13	854,038	2,164,302
Dennis J. Keller	500	.08%	23.93	7/1/13	7,524	19,069
Ronald L. Taylor	50,000	8.3%	27.16	8/15/13	854,038	2,164,302
Ronald L. Taylor	500	.08%	23.93	7/1/13	7,524	19,069
Daniel J. Hamburger	19,200	3.2%	27.16	8/15/13	327,950	831,092
O. John Skubiak	40,000	6.7%	27.16	8/15/13	683,231	1,731,441
Bruno R. LaCaria	10,000	1.6%	27.16	8/15/13	170,807	432,860
Timothy E. Foster	50,000	8.3%	27.16	8/15/13	854,038	2,164,302
Norman M. Levine	12,500	2.1%	27.16	8/15/13	213,509	541,075

The following table provides information about options exercised by the named, executive officers during fiscal 2004 and the number and value of options held at the end of fiscal 2004, many of which are not yet exercisable. The Company does not have any stock appreciation rights outstanding.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

	Shares Acquired on		Number of Securities Underlying Unexercised Options/SARs at FY-End (#)	Value of Unexercised In-the-Money Options/SARs at FY-End ($)(1)
Name	Exercise (#)	Value Realized ($)	Exercisable/Unexercisable	Exercisable/Unexercisable
Dennis J. Keller	68,000	1,863,104	258,525/141,100	2,847,006/456,953
Ronald L. Taylor	—	—	230,249/141,100	2,224,679/456,953
Daniel J. Hamburger	—	—	10,000/59,200	123,900/500,592
O. John Skubiak	—	—	146,385/94,400	1,760,690/272,004
Bruno R. LaCaria	—	—	11,300/23,700	51,361/85,460
Timothy E. Foster	—	—	0/0	0/0
Norman M. Levine	20,000	539,800	57,225/33,900	644,978/107,643

(1)          Represents the difference between the closing price of the Common Stock on the New York Stock Exchange on June 30, 2004 and the exercise price of the option.

Profit Sharing Retirement Plan.   Employees of the Company and its subsidiaries participate in the 401(k) component of the DeVry Inc. Profit Sharing Retirement Plan (the “Profit Sharing Retirement Plan”), which, as of June 30, 2004, covered 3,611 of the Company’s employees, including 709 former employees. Under the Profit Sharing Retirement Plan, employees share in the success and profitability of the Company through a combination of Company matching and discretionary contributions to its eligible employees. Regular full-time employees and regular part-time employees who complete 1,000 hours of service during a Profit Sharing Retirement Plan Year (July 1 - June 30) are automatically enrolled in the Profit Sharing Retirement Plan following their completion of one year of service to the Company. Eligible employees may choose to open a 401(k) account and contribute from 1% to 50% (1% to 6% in the case of highly-compensated employees) of their annual eligible compensation, subject to IRS annual contribution limitations. To those employees contributing 1% to a 401(k) account, the Company makes a matching contribution of 1% of their total annual eligible compensation (including salary, overtime pay and bonuses); to those employees contributing 2% or more, the Company makes a matching contribution of 2% of their total annual eligible compensation. Allocations of the Company’s discretionary profit sharing contribution under a formula based on salary and seniority are made to eligible employees who have completed one year of service as of the last day of any Profit Sharing Retirement Plan year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

To Our Stockholders:

Introduction

Effective as of July 1, 2004 (the beginning of fiscal 2005), the Company significantly restructured senior management when Dennis J. Keller became solely Chairman of the Board, Ronald L. Taylor became the single CEO, Daniel J. Hamburger was appointed President and Chief Operating Officer and O. John Skubiak was promoted to President of DeVry University. This restructuring has been reflected in the compensation plans for this senior management team, which will be discussed in this report. Because, however, this report is focused also on compensation for fiscal 2004, particularly in terms of annual incentive compensation earned in fiscal 2004 but to be paid in fiscal 2005 for outcomes against targets in fiscal 2004, reference will be made to the previous senior management structure led by Co-CEOs Keller and Taylor.

Compensation Philosophy

The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the combined efforts of all employees working toward common objectives. The Company seeks to achieve these objectives through teamwork that is focused on meeting the expectations of its customers (students and their employers) and its stockholders.

The Compensation Committee has the responsibility, with respect to the Company’s executive officers, to implement that philosophy in a manner that will align executive compensation with the business objectives and performance of the Company and will also enable the Company to attract, retain and motivate executive officers to ensure its long-term success. To that end, the Committee evaluates the performance of senior management, reviews with senior management the performance of executive officers generally and reviews or determines recommendations for their compensation levels in terms of salaries, stock options, bonuses and related benefits.

Under the current program, there are three components to the compensation of executive officers: salary, annual incentive compensation and long-term incentive compensation. The Compensation Committee considers the total compensation of each executive in establishing the elements of executive compensation.

Salary

In its annual review of the salaries of each of the Company’s executives, the Compensation Committee considers, among other factors, the responsibilities and individual performance (both in the current year and over time) of the executive, the Company’s performance and the performance of the executive’s business unit. Salaries at companies of comparable size, with whom the Company must compete for talent, are also considered.

With respect to the Co-CEOs, the Committee’s policy was to provide total cash compensation that represented salary reasonable in amount, plus additional compensation determined by stockholder returns.

To that end, the Compensation Committee’s practice was to limit Co-CEO salary increases to the percentage established by the Company as the pool amount for salary increases for all employees (3% in recent years, including fiscal year 2004). As a result, the salary portion of their total compensation was approximately 35%-45%, retaining annual incentive compensation, with its focus on long-term growth in earnings per share, as the primary compensation vehicle.

As to compensation under the new structure, the Compensation Committee determined that the Chairman of the Board should receive for executive service as Chairman a base salary only, and that the CEO should receive for executive service all three current components of compensation—salary, annual incentive compensation and long-term incentive compensation. The Committee also believed that the move to a single CEO should be reflected in a significant increase in base salary, bonus potential and long-term incentive compensation, and concluded that, even with the increase that it recommended, the compensation package would not be excessive when compared to consultant-provided data about compensation in the Company’s industry, after recognizing the differences among the companies and the differences in emphasis in components of compensation. Further, the Committee determined that the CEO should recommend compensation for the other executives and report to the Committee for advice and counsel. The Committee’s recommendations were adopted by the Board of Directors.

Annual Incentive Compensation

Annual incentive compensation for executive officers other than the Co-CEOs consists of discretionary cash bonuses awarded annually to executives (and certain other management employees) based on the achievement of certain Company targets and personal objectives. These bonuses are the primary vehicle for recognizing and rewarding accomplishments in a given year. The specific bonus an executive receives is dependent on individual performance and level of responsibility.

The Compensation Committee has adopted the premise that long-term growth in earnings is the single best proxy for stockholder interests. The annual incentive compensation plan for the Co-CEO’s was designed to that end. (The Committee has, however, reserved the right to recognize or provide additional objectives for the Company and tie other cash awards to the achievement of those objectives and recommend approval of such to the Board of Directors.) The plan for the Co-CEO’s was based on growth in earnings per share (GEPS), one factor (“one-year factor”) using only the GEPS for the most recent year (to which the bonus applies) and accounting for one-third of the bonus amount, the second factor (“multi-year factor”) using GEPS over the most recent five-year period and accounting for two-thirds of the bonus amount. The sum of the two factors is applied to the base cash compensation to arrive at the amount of the bonus.

Since the GEPS for FY2003 was –8.4% and therefore below +5%, the plan provided no bonus component for that year. The Committee recognized last year that the formula as applied in the past has two flaws: one is an overweighting of the most recent year, which affects not only the one-year factor, but also enters into the calculation of the second factor through the averaging of GEPS over the most recent five years. The second is the effect of the arithmetic mean in emphasizing the outliers in its terms—unusually high or low values strongly affect the mean.  The Committee therefore revised the calculation. It also decided that it would in the future use as the EPS figure the EPS net of non-recurring gains or losses because the Committee believes that the CEO bonus should reflect operations only.

For fiscal 2004, GEPS was 6.5%, net of non-recurring gains or losses in fiscal 2003. Noting that if the formula were used the bonus of the Co-CEOs for fiscal 2004 would be substantially smaller than that of fiscal 2003, the Committee looked at the improved results for fiscal 2004 (15.5% increase in total revenue, near-miss on budget, 6.5% GEPS, the successful integration of Ross University and the implementation of the succession plan in the restructuring of senior management) and determined that the Co-CEOs should receive bonuses somewhat higher than those earned in fiscal 2003. The Committee recommended to the Board a bonus for each Co-CEO in the amount of $475,000, resulting in total compensation of $1,102,270. The Committee’s recommendation was unanimously approved by the Board of Directors.

Long-term Incentive Compensation

Stock options are used as the primary long-term incentive vehicle. Options provide executives and other key employees with the opportunity to buy and maintain an equity interest in the Company and to share in the appreciation in value of its Common Stock. To assure that the value of every stockholder’s interest must appreciate before the option holder receives any benefit from the option, options have been granted at no less than the fair market value of the Company’s Common Stock on the date of grant. Additionally, options are generally granted with a 5-year vesting period and a 10-year exercise period so as to encourage executives and others to take a longer-term view of their individual contributions to the Company. The Compensation Committee believes that stock options are an important tool to align the interests of management and stockholders. The Co-CEOs, the five other named executive officers and certain other executive officers were among the 474 Company employees granted stock options based on their superior performance during fiscal year 2004.

Deferred Compensation Plan.   In August 1999, the Committee approved another component of DeVry’s executive compensation program, the DeVry Inc. Deferred Compensation Plan (the “Deferred Plan”). The Deferred Plan is a voluntary, non-tax qualified, deferred compensation plan available to executive officers and certain other members of DeVry management that enables such individuals to save for retirement by deferring a portion of their current compensation. Under the Deferred Plan, participants are entitled to defer compensation until termination of service with DeVry or certain other specified dates. Participants may elect to have their deferred amounts credited with earnings based on various investment choices made available by the Committee for this purpose. Also, participants’ dependents are eligible to receive a pre-retirement death benefit. The purpose of this Deferred Plan is to encourage participants to remain in the service of DeVry as benefits of the Deferred Plan increase over time.

The salary, annual incentive compensation and long-term incentive compensation paid by the Company to the Co-CEOs and the four other named executive officers of the Company in fiscal 2004 is set forth on page 9. The Compensation Committee believes that the executive officers of the Company continue to be dedicated to increasing stockholder value and that the committee’s compensation policies contribute to this focus.

The Compensation Committee does not believe that the provisions of Section 162(m) of the Internal Revenue Code relating to the deductibility of compensation paid to the executive officers named in the Summary Compensation Table will limit the deductibility of such compensation expected to be paid by the Company. Although the Board of Directors currently intends for all compensation to be tax deductible to the Company, the Compensation Committee will continue to evaluate the impact of such provisions an take such actions as it deems appropriate.

This Compensation Committee Report is not to be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference, and is not otherwise to be deemed filed under such Acts.

COMPENSATION COMMITTEE

Thurston E. Manning, Chairman
Frederick A. Krehbiel
Hugo J. Melvoin

Performance Graph

The following graph and chart compare the total cumulative return (assuming dividend reinvestment) on the Company’s Common Stock during the period from June 30, 1999 through June 30, 2004 with the cumulative return on the NYSE Stock Market Index (U.S. Companies), and two industry group indices.

COMPARISON OF CUMULATIVE TOTAL RETURN SINCE  JUNE  30, 1999
AMONG DEVRY INC., NYSE MARKET INDEX,
AND INDUSTRY GROUP INDICES

Data for this graph was prepared by Zacks Investment Research.

Assumes $100 was invested on June 30, 1999 in DeVry Inc. Common Stock, the NYSE Stock Market Index (U.S. Companies), the Industry Group-Current(1) and the Industry Group-Prior(1), and that all dividends were reinvested.

(1)          The Industry Group-Current consists of the following companies selected on the basis of the similarity in the nature of their business:  Apollo Group, Inc., Apollo Group, Inc.-University of Phoenix, Career Education Corp., Concorde Career Colleges, Corinthian Colleges, Inc., Education Management Corp., ITT Educational Services, Inc., Laureate Education Inc., Strayer Education, Inc., and Universal Technical Institute. The Company believes that, including itself, these companies represent the majority of the market value of publicly traded companies whose primary business is education.

The Industry Group-Prior consists of the following companies selected on the basis of the similarity in the nature of their business:  Apollo Group, Inc., Apollo Group, Inc.-University of Phoenix, Argosy Education Group, Inc., Career Education Corp., Computer Learning Centers, Inc., Corinthian Colleges, Inc., Education Management Corp., ITT Educational Services, Inc.,  Learning Tree International, Inc., Strayer Education, Inc., Sylvan Learning Systems, Inc., TesseracT Group, Inc. and Whitman Education Group, Inc. Among the changes to the index were the addition of several companies considered to operate in the education industry and the deletion of several companies that no longer trade as separate public companies or whose business operations are no longer considered similar in nature to that of DeVry Inc.

AUDIT COMMITTEE REPORT

The Audit Committee of DeVry Inc., which met 7 times during the last fiscal year, consists of three independent Directors and operates under a written charter that has been revised to conform to the NYSE listing standards and the Securities and Exchange Commission’s implementing regulations. The Charter, which has been adopted by the Board of Directors, was included as Exhibit B to last year’s proxy statement and filed, as amended, with the Company’s Report on Form 10-Q for the third quarter of fiscal year 2004.

Management is responsible for the Company’s internal controls and the financial reporting process from which it prepares the financial statements. The Company’s independent auditors are responsible for performing an independent audit of the annual financial statements of the Company and expressing an opinion on those statements. The Audit Committee monitors the Company’s financial reporting processes, including its internal control systems.

The principal duties of the Audit Committee include the appointment of the Company’s independent auditors, subject to ratification by the stockholders; discussing with the independent auditors the independent auditors’ independence; monitoring the scope, approach and results of the annual audits; reviewing and discussing the annual audited and quarterly unaudited financial statements with management and the independent auditors; and discussing with management and the independent auditors the Company’s internal control systems.

With respect to the Company’s audited financial statements for the fiscal year ended June 30, 2004:

•       The Audit Committee has reviewed and discussed the audited financial statements with management;

•       The Audit Committee has met with PricewaterhouseCoopers LLP, the Company’s independent auditors, and discussed the matters required by Statement of Auditing Standards No. 61, as amended and SEC Regulation S-X, Rule 2-07; and

•       The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with PricewaterhouseCoopers LLP their independence.

In reliance upon the Audit Committee’s reviews and discussions with both management and PricewaterhouseCoopers LLP referred to above, management’s representations and the report of PricewaterhouseCoopers LLP on the Company’s audited financial statements, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the fiscal year ended June 30, 2004 be included in the Company’s Annual Report on Form 10-K to be filed with the Securities and Exchange Commission.

In addition, the Audit Committee has appointed, subject to stockholder ratification, PricewaterhouseCoopers LLP as the Company’s independent auditors for the fiscal year 2005.

Charles A. Bowsher (Chair)
David S. Brown
Harold T. Shapiro

Audit Fees

The Audit Committee engaged PricewaterhouseCooopers LLP (“PwC”) as its independent auditors for the fiscal year ended June 30, 2004. The stockholders ratified the engagement at the Annual Meeting of Stockholders on November 18, 2003. In addition to engaging PwC to audit the consolidated financial statements for the Company and its subsidiaries for the year and review the interim unaudited financial statements included in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”), the Audit Committee also engaged PwC to provide various other audit and audit related services—e.g. student financial aid program compliance auditing and consultation regarding finalization of purchase accounting relating to the May 2003 acquisition of Dominica Management, Inc.

New rules under the Sarbanes-Oxley Act of 2002 prohibit an independent auditor from providing certain non-audit services for an audit client. These rules became effective in May 2003. The Company engages various other professional service providers for these non-audit services as required. Other professional advisory and consulting service providers are engaged where the required technical expertise is specialized and cannot be economically provided by employee staffing. Such services include, from time to time, business and asset valuation studies, and services in the fields of law, human resources, information technology, employee benefits and tax structure and compliance.

The aggregate amounts included in the Company’s financial statements for fiscal 2004 and 2003 fees billed or to be billed by PricewaterhouseCoopers for audit and other professional services, respectively, were as follows:

	Fiscal 2004	Fiscal 2003
Audit Fees	$1,081,717	$901,200
Audit Related	—	245,000
Tax	325,304	308,490
All Other	—	—
Total	$1,407,021	$1,454,690

Audit Fees—Includes all services performed to comply with generally accepted auditing standards (“GAAS”). In addition, this category includes fees for services in connection with statutory and regulatory filings, consents and review of filings with the SEC. These include fees for services rendered in connection with the required annual audits of the Company’s compliance, in the U.S. and Canada, with the rules and procedures promulgated for the administration of student financial aid programs and for 2003, fees related to the separate financial audit of the Company’s Canadian subsidiary. The separate financial audit in Canada was required by the Ontario Ministry of Education in connection with student participation in financial aid programs.

Audit-Related—Includes all services for due diligence related to the acquisition of Dominica Management, Inc., consultation with respect to purchase accounting and related regulatory filings on Form 8-K in connection with this acquisition.

Tax—Includes all tax services related to the acquisition of Dominica Management, Inc., comprising of tax planning and responding to requests from the Company’s tax department regarding technical interpretations, applicable laws and regulations, and tax accounting. Additionally, includes tax advice associated with the restructuring of the Company’s Canadian subsidiary with respect to technical interpretations, applicable laws and regulations, and tax accounting.

The Audit Committee, at each of its regularly scheduled meetings, and on an interim basis as required, reviews all engagements of PwC for audit and all other services. This review includes a description of the services to be performed and the estimated fees for such services. Following such review, each proposed service is approved, modified or denied as appropriate. A record of all such approvals is maintained in the files of the Audit Committee for future reference. All services provided by PwC subsequent to May 6, 2003, the effective date of this requirement, were approved by the Audit Committee prior to their undertaking. There were no fees paid to PwC under a de minimis exception to the rules for approval.

The Audit Committee has adopted a policy for approving all permitted audit, audit-related and tax services to be provided by PricewaterhouseCoopers. There is no blanket pre-approval provision within this policy. The full text of the policy statement is included in Exhibit 99(a) to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, as filed with the SEC.

APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP, as independent auditors for the Company and its subsidiaries for fiscal year 2005. The Board of Directors recommends to the stockholders that the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company and its subsidiaries be ratified. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the selection of independent auditors will be reconsidered by the Audit Committee. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement, if they desire to do so, and to be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR ratification of the selection of PricewaterhouseCoopers LLP as independent auditors for the Company for fiscal year 2005.

STOCKHOLDER PROPOSALS—2005 ANNUAL MEETING

Stockholder proposals intended to be presented at the 2005 Annual Meeting must be received by the Company no later than June 22, 2005, to be eligible for inclusion in the Proxy Statement and form of proxy for the meeting. If a stockholder notifies the Company after September 17, 2005 of an intent to present a proposal at the 2005 annual meeting of stockholders, the Company will have the right to exercise its discretionary voting authority with respect to such proposal without including information about such proposal in its proxy materials.

OTHER BUSINESS

The Board of Directors is aware of no other matter that will be presented for action at this meeting. If any other matter requiring a vote of the stockholders properly comes before the meeting, the Proxy Committee will vote and act according to their best judgment.

By Order of the Board of Directors

Marilynn J. Cason
Secretary

Appendix A

DeVry Inc.

 Governance Committee Charter

Purpose

The purpose of the Nominating and Governance Committee shall be to assist the Board in identifying qualified individuals to become Board members, in determining the composition of the Board of Directors and its committees, in monitoring a process to assess board and CEO effectiveness and in developing and implementing the Company’s corporate governance guidelines. The Committee’s goal is to assure that the composition, practices and operation of the Board contribute to value creation and effective representation of Company shareholders.

Duties and Responsibilities

1.                 Lead the search for individuals qualified to become members of the Board of Directors and to recommend to the Board Director nominees to be presented for shareholder approval at the Company’s annual meeting. After determining as necessary the portfolio of skills, experience, perspective and background required for effective functioning of the Board, given the Company’s strategy and its regulatory, geographic and market environments, the Committee shall select as Director nominees the individuals it believes will be most effective in serving the long-term interests of the shareholders.

2.                 Review the Board of Directors’ committee structure and recommend to the Board for its approval Directors to serve as members of each committee. The Committee shall review and recommend committee slates annually and shall recommend additional committee members to fill vacancies as needed.

3.                 Develop and recommend to the Board of Directors for its approval a set of corporate governance guidelines. The Committee shall review the guidelines at least annually and recommend changes as necessary.

4.                 Develop and recommend to the Board of Directors for its approval an annual self-evaluation process of the Board, its committees and the Co-CEOs.

5.                 Retain search firms to assist in identifying Director candidates, retain such other advisors as the Committee may deem appropriate and  approve related fees and retention terms for such consultants and advisors.

6.                 Conduct and present to the Board an annual performance evaluation of the Committee.

7.                 Review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval.

Composition and Qualifications

The Committee shall be composed of three or more Directors who, in the business judgment of the Board, are “independent” under New York Stock Exchange listing standards..

The Chairman and members of the Committee shall be designated annually by a majority vote of the Board at the organizational meeting of the Board of Directors held in connection with the annual meeting of shareholders.

Action to fill vacancies on the Committee and to remove a member of the Committee shall be taken by a majority vote of the Board.

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Appendix B

DeVry Inc.

Director Nominating Process

(Adopted by the Board of Directors on August 10, 2004)

The Governance Committee (“Committee”) of the Board of Directors (“Board”) is responsible for making recommendations of nominees for directors to the Board. Nominees are selected on the basis of, among other things, knowledge, experience, skills, expertise, diversity, personal and professional integrity, business judgment, time availability in light of other commitments, absence of conflicts of interest and such other relevant factors that the Committee considers appropriate in the context of the needs of the Board. When considering nominees the Committee seeks to ensure that the Board as a whole possesses, and individual members possess at least one of the following competencies:

•       accounting and finance,

•       business judgment,

•       management,

•       industry knowledge,

•       leadership,

•       strategy/vision.

In screening director nominees, the Committee will review potential conflicts of interest, including interlocking directorships and substantial business, civic, and social relationships with other members of the Board that could impair the prospective nominee’s ability to act independently.

The Committee will not only consider nominees that it identifies, but will consider nominees submitted by shareholders in accordance with the process for shareholder nominees identified in our By-laws. All shareholder nominees are to be submitted in writing to the Corporate Secretary, DeVry Inc., One Tower Lane, Oakbrook Terrace, IL  60181-4624, not less than 60 days prior to the immediately preceding annual meeting. Such shareholder’s notice shall be signed by the shareholder of record who intends to make the nomination (or his duly authorized proxy):

a.                 the name and address, as they appear on our books, of such shareholder and the beneficial owner or owners, if any, on whose behalf the nomination is made;

b.                the number of shares of DeVry Inc. common stock which are beneficially owned by such shareholder or beneficial owner or owners;

c.                 a representation that such shareholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make the nomination;

d.                the name and residence address of the person or persons to be nominated,

e.                 a description of all arrangements or understandings between such shareholder or beneficial owner or owners and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by such shareholder,

f.                   such other information regarding each nominee proposed by such shareholder as would be required to be disclosed in solicitations of proxies for elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board of Directors and

B-1

g.                 the written consent of each nominees to be named in a proxy statement and to serve as a director if so elected; and

h.                in the case of any other business that such shareholder proposes to bring before the meeting,

•        a brief description of the business desired to be brought before the meeting and, if such business includes a proposal to amend these By-laws, the language of the proposed amendment,

•        such shareholder’s and beneficial owner’s or owners’ reasons for conducting such business at the meeting and

•        any material interest in such business of such shareholder and beneficial owner or owners.

In identifying potential nominees and determining which nominees to recommend to the Board, the Committee may retain the services of a professional search firm or other third party advisor. In connection with each vacancy, the Committee will develop a specific set of ideal characteristics for the vacant director position. The Committee will look at nominees it identifies and any identified by shareholders on an equal basis using these characteristics and the general criteria identified above.

B-2

Appendix C

DeVry Inc.

Compensation Committee Charter

Purpose

The purpose of the Compensation Committee shall be to make recommendations to the Board relating to the compensation of the Company’s executives and other employees. The Committee shall produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations.

Duties and Responsibilities

1.                 Review and recommend for Board approval a general compensation program and salary structure for management employees of the Company that (i) supports the Company’s overall business strategy and objectives; (ii) attracts and retains key executives; (iii) links compensation with business objectives and organizational performance; and (iv) provides competitive compensation opportunities.

2.                 Review and recommend for Board approval corporate goals and objectives relevant to Co-CEO compensation, evaluate the Co-CEO’s performance in light of those goals and objectives, and set the Co-CEO’s compensation level, based on this evaluation.

3.                 Review and recommend for Board approval all changes in the compensation of the executive officers of the Company.

4.                 Administer those compensation plans for which it has been granted administrative responsibility in a manner consistent with the terms of such plans including, as applicable, recommending for Board approval all stock option grants for executive officers, establishing performance goals under incentive plans and determining whether or not such goals have been attained. The Committee shall have the authority, in accordance with the terms of the applicable plan, to delegate responsibility for matters relating to employees other than executive officers.

5.                 Review and recommend for Board approval new plans or material changes in existing plans.

6.                 Review and recommend for Board approval the Company’s disclosure of executive compensation in the Company’s proxy statement.

7.                 Retain and terminate any compensation consultant to be used to assist in the evaluation of the compensation of the directors, Co-CEO’s or executive officers of the Company, including the sole authority to select the consultant and to approve the firm’s fees and other retention terms.

8.                 Obtain advice and assistance from internal or external legal, accounting or other advisors, as required for the performance of its duties.

9.                 Monitor compliance with legal prohibitions on loans to directors and executive officers of the Company.

10.          Undertake an annual evaluation of the Compensation Committee.

11.          Review at least annually the adequacy of this charter and recommend any proposed changes to the Board for approval.

C-1

Composition and Qualifications

The Compensation Committee shall be composed of three (3) or more Directors who in the business judgment of the Board are “independent” under New York Stock Exchange listing standards.

The Chairman and members of the Committee shall be designated annually at the organizational meeting of the Board held in connection with the annual meeting of shareholders.

Action to fill vacancies on the Committee and to remove a member of the Committee shall be taken by a majority of the Board.

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Appendix D

DeVry Inc.

Academic Committee Charter

Rev. 7/11/03

Purpose

The purpose of the Academic Committee (“Committee”) of the Board of Directors (the “Board”) of DeVry Inc. (the “Company”) is to provide oversight of the Company’s academic policy, and to provide input to the Board regarding academic activities.

Duties and Responsibilities

1.                 Review the Company’s academic policies, including the evaluation of the academic assessment process, the evaluation of curriculum and programs, and report to the full Board with respect thereto, as appropriate.

2.                 At least bi-annually conduct an evaluation of its own performance and, in light of this, consider changes to its membership, charter or procedures. The Committee shall report to the Board the results of its evaluation, including any recommended charter or other changes.

3.                 The Committee shall meet in person or telephonically at least twice a year at such times and places determined by the Chairman of the Committee, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its Chairman.

4.                 The Chairman of the Committee shall report to the Board at each meeting of the Board the deliberations, actions and recommendations of the Committee since the last Board meeting.

5.                 Except as expressly provided in the Charter, the By-Laws of the Company or the Company’s corporate governance guidelines, or as required by law, regulation or NYSE listing standards, the Committee shall establish its own rules of procedure.

Composition and Qualifications

The Committee shall be composed of three or more Directors, the exact number to be determined from time-to-time by the Board, and with staff support provided by the Company’s Vice President of Academic Affairs.

The Chairman and members of the Committee shall be designated annually by a majority vote of the Board at the organizational meeting of the Board of Directors held in connection with the annual meeting of shareholders.

Action to fill vacancies on the Committee and to remove a member of the Committee shall be taken by a majority vote of the Board.

D-1

Appendix E

DeVRY INC.

Finance Committee Charter

Purpose

The purpose of the Finance Committee (“Committee”) of the Board of Directors (the “Board”) of DeVry Inc. (the “Company”) is to review the Company’s asset mix, capital structure and strategies, and financing strategies; and to review and make recommendations on the Company’s dividend policy and risk management policy.   The Committee shall have such other powers and perform such other duties as the Board may from time-to-time delegate to it, in accordance with the By-Laws of the Company.

Duties and Responsibilities

1.                 Review the Company’s asset mix, capital structure and strategies, and financing strategies and to report to the full Board with respect thereto, as appropriate.

2.                 Review and make recommendations to the management and to the full Board, as appropriate, with respect to the Company’s dividend policy.

3.                 Annually conduct an evaluation of its own performance and, in light of this, consider changes to its membership, charter or procedures. The Committee shall report to the Board the results of its evaluation, including recommended charter, membership and other changes.

4.                 The Committee shall meet in person or telephonically at least once a year at such times and places determined by the Chairman of the Committee, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its Chairman.

5.                 The Chairman of the Committee shall report to the Board at each meeting of the Board the deliberations, actions and recommendations of the Committee since the last Board meeting.

6.                 Except as expressly provided in the Charter, the By-Laws of the Company or the Company’s corporate governance guidelines, or as required by law, regulation or NYSE listing standards, the Committee shall establish its own rules of procedure.

Composition and Qualifications

The Committee shall be composed of three or more Directors, the exact number to be determined from time-to-time by resolution of the Board.

The Chairman and members of the Committee shall be designated, annually, by a majority vote of the entire Board (after considering any recommendation of the Nominating and Governance Committee) at the organizational meeting of the Board of Directors held in connection with the annual meeting of shareholders.

Action to fill vacancies on the Committee and to remove a member of the Committee shall be taken by a majority vote of the entire Board.

E-1

DEVRY INC.

CODE OF BUSINESS CONDUCT

AND ETHICS

Effective May 11, 2004

Effective May 11, 2004

Code of Business Conduct and Ethics

A message from the
Co-Chief Executive Officers

For more than 70 years, DeVry has held a leading position in education by offering students excellent value—education that is the best of its kind at an affordable cost. Our success derives in large part from having cultivated two intangible yet invaluable assets—our good name and the wisdom, energy and skill of our faculty and staff. We are proud of the reputation and trust we have earned and are determined to protect and enhance it. Our Code of Business Conduct and Ethics (“Code”) contains policies, which must be followed by everyone who does business on behalf of DeVry.

We are committed to promoting integrity and maintaining the highest standard of ethical conduct in all of our activities. Our business success is dependent on trusting relationships, which are built on this foundation of integrity. While this Code covers a wide range of business practices, it is difficult to make a policy that applies to every situation, and there will be times when the Code does not address a particular question. Applying common sense, good judgment and integrity to every business issue will help to ensure that your decisions are consistent with DeVry’s values and this Code. Remember, if in doubt, it is better to seek advice before a course of action is begun or a new commitment is made so that our standards and applicable legal requirements can be reviewed and difficulties avoided.

The principles and standards contained in this Code are applicable to all directors, officers, employees, agents, consultants and representatives of DeVry. You are responsible for reading and following these policies. If you are an employee and have questions, please contact your supervisor, the Human Resources Department or the General Counsel’s Office.

DeVry’s success depends upon each of us. Acting with integrity and the highest standards is not only good policy, it is also good business. Every DeVry employee and shareholder relies upon you to do the right thing.

Sincerely,

Dennis J. Keller	Ronald L. Taylor

DeVry Inc.

Code of Business Conduct and Ethics

INTRODUCTION

Our goal at DeVry Inc. and its subsidiaries (“DeVry” or the “Company”) is to provide high quality post-secondary education and excellent service to our students. In pursuit of our goal, we strive to achieve the highest business and personal standards of conduct, as well as compliance with the laws and regulations that apply to our business. Adherence to the standards contained in this Code of Business Conduct and Ethics (the “Code”) will help to ensure decisions that reflect care for all of our stakeholders. The policies in this Code apply across DeVry, in all subsidiaries, businesses, countries and states.

This Code is intended as an overview of the Company’s guiding principles and not as a restatement of Company policies and procedures. This Code cannot and is not intended to cover every applicable law or provide answers to all questions that might arise; for that we must ultimately rely on each person’s good sense of what is right, including a sense of when it is proper to seek guidance from others on the appropriate course of conduct. If a law conflicts with a policy in this Code, you must comply with the law.

Employees should refer to the policies contained in the Employee Handbook for a description of the policies and required reporting procedures applicable to them. This Code is a statement of goals and expectations for individual and business conduct. It is not intended to, and does not in any way, constitute an employment contract or assurance of continued employment, and does not create any rights in any employee, student, director, supplier, competitor, shareholder or any other person or entity.

If employees have questions regarding any of the goals or standards discussed or policies referenced in this Code or are in doubt about the best course of action in a particular situation, the employee should refer to the reporting requirements for that goal or standard as stated in the Code, or the reporting requirements for policies as stated in the Employee Handbook, and contact the person or party designated. If no resource is listed or when in doubt, ask the Corporate General Counsel (630-574-1901).

It is the obligation of each and every director, officer and employee of DeVry to become familiar with the goals and policies of the Company and to integrate them into every aspect of our business. Our corporate ethics are ultimately determined by all of us as we do our daily jobs. Our standard has been, and will continue to be, that of the highest ethical business conduct.

Any waiver of compliance with any policy in this Code must be approved by the Audit Committee of DeVry’s Board of Directors.

CONFLICTS OF INTEREST

Directors, officers and employees of DeVry have a duty of loyalty to the Company and must therefore avoid any actual or apparent conflict of interest with the Company. No director or employee may abuse a corporate position for personal advantage or promote any action contrary to DeVry’s stated standards for business conduct.

A conflict situation can arise when an employee, officer or director takes actions or has interests that negatively impact, or are perceived to negatively impact, that person’s ability to act in the best interests of DeVry. Conflicts of interest also arise when an employee, officer or director, or a member of his or her immediate family (i.e., spouse, parents, children, siblings and in-laws), receives improper personal benefits as a result of his or her position in the Company.

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CORPORATE OPPORTUNITIES

No director, officer or employee may: (a) take for himself or herself personally opportunities that are discovered through the use of Company property, information or position; (b) use Company property, information or position for personal gain; or (c) compete with the Company. Employees, officers and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

USE OF INSIDE INFORMATION

DeVry has a long-standing commitment to comply with all securities laws and regulations. In this regard, it is the Company’s goal to protect shareholder investments through strict enforcement of the prohibition against insider trading set forth in federal securities laws and regulations. No director, officer or employee may buy or sell DeVry stock at a time when in possession of “material non-public information.”  (There is, however, an exception for trades made pursuant to certain pre-existing trading plans established in compliance with applicable law and filed with the General Counsel’s Office.)  Passing such information to someone who may buy or sell DeVry’s securities is also prohibited. The prohibition on insider trading applies to DeVry’s securities and to securities of other companies if the director, officer or employee learns of material non-public information about those other companies in the course of his or her duties for DeVry. This prohibition also extends to certain non-employees who may learn “material non-public information” about the Company, including spouses, relatives, and close friends of directors, officers or employees. When you are prohibited from buying or selling securities because you possess material non-public information, you may not have any other person purchase or sell such securities on your behalf. You should not provide advice to your family, friends or others about buying or selling DeVry stock.

“Material information” is any information that a reasonable investor would consider important in deciding whether to buy, sell or hold securities. Examples include information about Company acquisitions and divestitures, Company enrollment or earnings figures and trends and important information on litigation. Consult the General Counsel’s Office if you are questioning whether certain information is material.

It is important to keep in mind that if any trade you make becomes the subject to a government investigation, the trade will be viewed after-the-fact with the benefit of hindsight. Consequently, employees should always carefully consider how their trades would look from this perspective. Two simple rules can help protect you in this area: (i) don’t use material non-public information for personal gain; and (ii) don’t pass along such information to someone else who has no need to know.

Insider trading is both unethical and illegal and will be dealt with firmly. To review the policy and for specific employee reporting procedures, employees should refer to the Company’s Insider Trading Policy.

It is also improper and inappropriate for DeVry directors, officers and employees to engage in short-term or speculative transactions involving Company securities. Accordingly, DeVry directors, officers and employees are prohibited from short sales of, or buying puts and calls with respect to, DeVry securities.

COMPETITION AND FAIR DEALING

We seek to outperform our competitors fairly and honestly. We seek competitive advantage through superior performance, not through unethical or illegal business practices. This commitment also prohibits any unfair or untrue disparagement of a DeVry competitor. Each director, officer and employee must endeavor to deal fairly and in good faith with, and respect the rights of, DeVry students, employees, suppliers, competitors and others.

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Federal and state laws prohibit unfair methods of competition and unfair or deceptive acts and practices. These laws are designed to protect competitors and consumers. While it is impossible to list all types of prohibited conduct, some examples include:

•                    commercial bribery or payoffs to induce business or breaches of contracts by others;

•                    price fixing, bid rigging, colluding to allocate customers or markets, boycotting suppliers or customers;

•                    acquiring a competitor’s trade secrets through bribery or theft;

•                    making false, deceptive, or disparaging claims or comparisons regarding competitors or their products;

•                    mislabeling products; and

•                    making affirmative claims concerning one’s own products without a reasonable basis for doing so.

In particular, all public statements by or on behalf of DeVry, including in connection with advertising, promotional materials, sales representations, warranties and guarantees, should always be truthful and have a reasonable basis in fact and should not be misleading or purposefully made easily susceptible of misinterpretation.

CONFIDENTIALITY

One of our most valuable assets is our body of business information, ideas and data. The widespread use of computers has made this information accessible to many employees. Failure to adequately protect this information may place DeVry at a competitive disadvantage in the marketplace or breach our contractual obligations. Accordingly, all directors, officers and employees should maintain the confidentiality of information entrusted to them by the Company and students or others related to DeVry’s business. Such information must not be disclosed to others, except when disclosure is authorized by DeVry or legally mandated. The obligation to preserve confidential information continues even after employment ends. Confidential information includes all non-public information that might be of use to competitors or harmful to DeVry or its students if disclosed. To review the policy, employees should refer to the Company’s policy regarding Confidentiality in the Employee Handbook.

PROTECTION AND USE OF COMPANY ASSETS

Company assets, such as information, materials, supplies, time, intellectual property, software, hardware, and facilities, among other property, are valuable resources owned, licensed, copyrighted or otherwise belonging to the Company. Safeguarding Company assets is the responsibility of all directors, officers and employees. Theft, carelessness and waste can have a direct impact on DeVry’s profitability. All Company assets should be used for legitimate business purposes. Use of Company equipment and property, such as the telephone, computer and e-mail systems, may be monitored and/or searched by DeVry, and by engaging in such use you consent to such monitoring and searching. To review the policy, employees should refer to the Company’s policies regarding Company assets contained in the Employee Handbook.

FULL, FAIR, ACCURATE, TIMELY AND UNDERSTANDABLE DISCLOSURE

It is the policy of DeVry to provide full, fair, accurate, timely and understandable disclosures in all reports and documents that DeVry files with or submits to the SEC, as well as in all other public communications made by DeVry. It is also DeVry’s policy to provide full, fair, accurate, timely and understandable disclosure about the financial condition of the Company in compliance with applicable accounting principles, laws, rules and regulations. All books and records of DeVry shall be kept in such a

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way as to fully and fairly reflect all Company transactions. You are expected to comply fully with the Company’s internal controls and disclosure controls and procedures and to provide full, fair, accurate, timely and understandable responses to all requests for information in accordance therewith.

It is the Company’s policy to address all material concerns regarding its financial statements and its accounting, internal accounting controls or audit matters. If you have complaints or concerns regarding questionable accounting or auditing matters involving the Company, you may submit these concerns or complaints confidentially and, if you wish, anonymously in accordance with the procedures set forth below under “Duty to Report and Consequences.”  In addition, if you wish, you may submit your concerns or complaints directly to the chairperson of the Company’s Audit Committee.

ACCURACY AND RETENTION OF BUSINESS RECORDS

DeVry requires honest and accurate recording and reporting of information in order to make responsible business decisions and accurate public disclosures. We expect employees to record and report information accurately and honestly. This includes accurate reporting of time worked, business expenses incurred and all other business-related activities. Use good judgment and common sense when preparing any Company document to ensure that it objectively and accurately reflects the facts of the situation. Business records and communications often become public, and derogatory remarks, guesswork or inappropriate characterizations of people and companies that can be misunderstood should be avoided. This applies equally to e-mail, internal memos and formal reports.

Financial records must accurately reflect transactions and conform to generally accepted accounting principles. No entry may be made on the Company’s books and records which intentionally hides or disguises the true nature of any transaction. No undisclosed or unrecorded funds or assets may be established.

As a matter of good housekeeping, you should retain Company documents for the period of time specified in the applicable Company record-retention schedule and then dispose of them. A copy of the applicable record-retention policy can be obtained from DeVry’s General Counsel’s Office.

COMPLIANCE WITH LAWS, RULES AND REGULATIONS

Obeying the law, both in letter and spirit, is the foundation on which DeVry’s ethical standards are built. All employees must respect and obey the laws of each governmental unit in which we operate. Although not all employees are expected to know the details of the laws, it is important to know enough to determine when to seek advice from supervisors, managers or other appropriate personnel. In addition, DeVry requires that its officers and employees comply with the workplace policies and applicable laws and regulations described in the Employee Handbook.

GIFTS

Neither directors, officers nor employees of DeVry nor their immediate family members may accept gifts or favors that create any obligation—either stated or implied—to a competitor, supplier, student or customer. Gifts should not be accepted from such companies or their agents unless the gift either has been previously approved in writing by a supervisor or is of only nominal value (e.g., tee shirts, caps, etc.).

Directors, officers and employees may not offer any gift or favor to any employee, or a member of the immediate family of an employee, of a competitor, supplier, student or customer if the gift or favor might place the recipient under any obligation to the person making the gift or to DeVry.

Kickbacks, bribes, rebates or other illegal consideration are never acceptable, and must never be either given or accepted by anyone acting on behalf of DeVry. Directors, officers and employees dealing

4

with government agencies should be particularly alert to any agency rules limiting or prohibiting gifts or other favors.

If a customer, supplier or government agency has adopted a more stringent policy than DeVry’s regarding gifts and gratuities, DeVry directors, officers, employees, agents and representatives must comply with that more stringent policy.

POLITICAL CONTRIBUTIONS AND PUBLIC SERVICE INVOLVEMENT

DeVry works hard to earn and maintain the respect of the communities in which it operates. Directors, officers and employees are encouraged to speak out on important community issues; however, they must be careful not to give the impression they are speaking on behalf of DeVry unless they are actually authorized to do so.

DeVry is not permitted to contribute, directly or indirectly, to any federal political campaign or party. Directors, officers and employees may not use Company expense accounts to pay for any personal political contributions or seek any other form of Company reimbursement. In addition, directors, officers and employees should not use Company facilities or Company assets for the benefit of any party or candidate, including an employee individually running for office.

Political payments in foreign countries pose special legal problems. Employees engaged in foreign operations should never make a payment to any foreign government official, agency or instrumentality, or to any foreign political party, party official or candidate unless the specific payment has been reviewed and approved by the General Counsel’s Office.

EMPLOYEE DISCRIMINATION AND HARASSMENT

DeVry is firmly committed to the principle of equality of opportunity in employment and human relationships. It is the Company’s policy to ensure equal treatment for all employees and applicants, regardless of race, color, religion, national origin, age, gender, sexual orientation or disability. This policy applies to all Company activities, including, but not limited to, recruiting, hiring, training, transfers, promotions and benefits.

Business relationships with competitors, suppliers, students, and customers of DeVry must always be conducted free of discrimination based on race, religion, gender, national origin, veteran status or disability.

Each employee is expected to treat fellow employees and students with respect and dignity. It is Company policy to provide a workplace free from tensions involving matters that do not relate to the Company’s business. In particular, an atmosphere of tension created by ethnic, racial, sexual or religious remarks, unwelcome sexual advances, or requests for sexual favors, will not be tolerated.

Harassment of employees, applicants, students, customers, contractors or suppliers by employees is a violation of Company policy. Harassment includes, without limitation, verbal harassment (epithets, derogatory statements, slurs), physical harassment (hitting, pushing or other aggressive physical contact) and visual harassment (posters, cartoons, drawings) which continues after being told to stop. Harassment may be unlawful and is prohibited whether it occurs in the workplace, at student residences, at customer or vendor sites, or at other employment related events or activities. However, the objectionable conduct need not be unlawful to violate Company policy. Company policy prohibits all inappropriate harassing conduct, whether or not the conduct is so severe as to be considered a violation of law.

Sexual harassment is defined as unwelcome sexual advances, requests for sexual favors, and verbal or physical conduct of a sexual nature, (1) when submission to or rejection of such conduct is made either explicitly or implicitly a term or condition of employment or student services; (2) or is used as a basis for

5

employment decisions or academic assessment; or (3) when such conduct has the purpose or effect of unreasonably interfering with an individual’s work or school performance by creating an intimidating, hostile, humiliating or sexually offensive environment.

RESPONSIBLE MANAGEMENT OF GOVERNMENT FUNDS

Federal law and regulations prohibit DeVry from participating in any federal student financial aid program under Title IV of the Higher Education Act of 1965, as amended, if DeVry has any employee who has been convicted of, or pled nolo contendere or guilty to, any crime involving the acquisition, use or expenditure of federal, state or local government funds, or who has been administratively or judicially determined to have committed fraud or any material violation involving federal, state or local government funds. To ensure that DeVry does not violate these regulations, each employee working in Student Finance and each officer must certify in writing as a condition of employment that no such convictions, pleas or determinations have been made with respect to him or her. If any current or future DeVry employee is affected by any such conviction, plea or determination, their employment or prospect for employment with DeVry will immediately cease.

CONFIDENTIALITY OF STUDENT RECORDS

The Family Educational Rights and Privacy Act of 1974, as amended (“FERPA”) contains requirements designed to afford parents and students privacy and other rights with respect to student educational records. In addition, FERPA includes limitations on what student records institutions can disclose and to whom institutions can disclose student records without the student’s prior consent. FERPA applies to the education records of all current and former DeVry students. DeVry will fully comply with all the FERPA requirements, and each employee at each of DeVry’s location is responsible for knowing, understanding and following the FERPA requirements.

SALES AGENTS, CONSULTANTS OR OTHER PROFESSIONAL SERVICES

Sales agents, consultants and representatives are required to observe the same standards of conduct as DeVry’s directors, officers and employees when conducting business with or for DeVry. No director, officer or employee may indirectly, through agents, do anything the director, officer or employee is prohibited from doing under DeVry’s policy. No payment on behalf of the Company will be approved or made with the intent that any part of the payment is to be used for any purpose other than that described by the documents supporting the payment. Business integrity is a key standard for the selection and retention of those who represent DeVry. It is extremely important that we engage in thorough due diligence before retaining any sales agent or consultant.

DUTY TO REPORT AND CONSEQUENCES

All DeVry directors, officers, employees, agents, consultants and representatives must understand and comply with DeVry’s Code. Violation of the Code may result in discipline for directors, officers and employees, up to and including termination of employment, and other appropriate consequences for non-employees.

Each director, officer, employee, agent, consultant and representative is responsible for adhering to DeVry policy in all matters related to DeVry’s business. If you know or have good grounds for suspecting that any illegal business conduct, or any other conduct that violates the Code, has occurred or is planned by any employee or non-employee agent or representative, you must report it in a timely manner to the General Counsel’s Office at DeVry, or by calling the confidential employee hotline at (800-335-7635). Doing so is not an act of disloyalty, but an action that shows your sense of responsibility and fairness to your fellow employees, as well as to our customers, suppliers and shareholders. Your report may be

6

anonymous. Reports of Code violations will be promptly investigated. Reasonable measures will be undertaken to preserve the confidentiality of information that is reported during the investigation and to protect persons who report information from retaliation. Following the investigation, appropriate corrective measures will be taken. Individuals who falsely report in order to harass or punish another person will also be subject to appropriate disciplinary measures.

To achieve compliance with this Code, it is the managers’ and supervisors’ assignment to ensure that all employees are made fully aware of the importance of compliance and understand the procedure for reporting violations.

Employees can report suspected violations of Company policies contained in the Employee Handbook by following the reporting procedures for that specific policy in the Employee Handbook. A confidential employee hotline has been established with an independent company to provide employees with a confidential and anonymous way to report suspected violations of the Code or the policies set forth in the Employee Handbook. (Call 1-800-335-7639). Individuals who falsely report in order to harass or punish another person will also be subject to appropriate disciplinary measures.

The Company forbids retaliation against employees who report violations of this Code of Business Conduct and Ethics in good faith.

SEEKING ADVICE

DeVry is committed to operating its business in accordance with the highest level of integrity and ethical standards and all applicable laws, regulations and rules. The Company wants to make sure that everyone who does business on behalf of DeVry fully understands what this Code requires and is able to ask questions if advice is needed. Should an improper practice or irregularity occur within the Company, we are committed to correcting the problem and taking appropriate steps to make sure it cannot happen again.

If you are unsure of what a policy requires of you, are concerned that DeVry may be in violation of law or feel that a company policy is being violated, you may seek advice from your supervisor, senior management, DeVry’s Human Resources Department or DeVry’s General Counsel’s Office.

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DEVRY INC.

CODE OF BUSINESS CONDUCT AND ETHICS

CERTIFICATION OF RECEIPT

Within thirty (30) days of receipt of this Code, you are required to sign and fill out this certification and send it to the DeVry Inc. General Counsel’s Office at DeVry Inc., One Tower Lane, Suite 1000, Oakbrook Terrace, Illinois 60181. If you have any questions, please contact your assigned supervisor or, in their absence, the General Counsel’s Office at DeVry’s headquarters in Oakbrook Terrace, Illinois at  1-630-574-1901.

This certifies that I,                                    , have received a copy of DeVry’s Code of Business Conduct and Ethics. I have read and understand the document.

Employee Signature	Date

Printed Name	Department

Location

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PROXY	DeVry Inc. This Proxy is solicited on behalf of the Board of Directors.	PROXY

The undersigned hereby appoints Marilynn J. Cason and Norman M. Levine as proxies, each with the power to act alone and with full power of substitution and revocation, to represent and vote, as specified on the other side of this Proxy, all shares of Common Stock of DeVry Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, November 16, 2004 at 10:30 a.m. Central Standard Time at Drury Lane Theater, Crystal Room, One Drury Lane, Oakbrook Terrace, IL 60181, and all adjournments thereof.

The shares represented by this Proxy will be voted as specified. If no choice is specified, this Proxy will be voted FOR Proposals 1 and 2.
The proxies are authorized, in their discretion, to vote such shares upon any other business that may properly come before the Annual Meeting.
Comments:

(If you noted any comments above, please check the corresponding box on the reverse side.)
PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED PREPAID ENVELOPE.
(Continued and to be signed on reverse side.)

VOTE BY INTERNET - www.proxyvote.com
DeVry Inc. ONE TOWER LANE SUITE 1000 OAKBROOK TERRACE, IL 60181

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to DeVry Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	DEVRY1 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DeVry Inc.

1	Election of Directors: Nominees: Class I (2007) – 01 - Harold T. Shapiro	For All ☐	Withhold All ☐		For All Except ☐	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

Vote On Proposal						For	Against	Abstain
2	Ratification of selection of PricewaterhouseCoopers LLP as Independent Auditors.					☐	☐	☐

Please date and sign below exactly as your name(s) appears hereon. Joint owners should all sign.
When signing in a representative capacity (such as for an estate, trust, corporation or partnership), please indicate title or capacity.

For comments, please check this box and write them on the back where indicated			☐
Please indicate if you plan to attend this meeting			☐	☐
			Yes	No

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date